Exhibit 23.0    Consent of Craine, Thompson & Jones, P.C.

                         CONSENT OF INDEPENDENT AUDITOR



We consent to the use in the Registration Statement on Form S-8, filed with the Securities and Exchange Commission, of our report dated September 18, 2002 on the financial statements of Jefferson Federal Savings and Loan Association of Morristown as of June 30, 2002 and 2001 and the three years ended June 30, 2002.




Craine, Thompson & Jones, P.C.
/s/Craine, Thompson & Jones, P.C.

Morristown, Tennessee
July 3, 2003